Exhibit 5.1

Yaron Tikotzky, Adv. (CPA)*

Eli Doron, Adv. & Notary

Ronen Kantor, Adv.

Amit Gross, Adv. & Notary

Dr. Shlomo Nass, Adv. (CPA)

Giora Gutman, Adv.

Rami Arie, Adv. (CPA)

Rachel (Goren) Cavallero, Adv.

Gil Mor, Adv. & Notary**

Sharon Fishman, Adv. & Notary

Moti Hoffman, Adv. & Notary

Efrat Hamami, Adv.

Tamir Kalderon, Adv.

Asaf Gershgoren, Adv. & economist

Efi Ohana, Adv. & economist

Asaf Hofman, Adv. & economist

Moti Philip, Adv.

Shai Glikman, Adv.

Rotem Nissim, Adv.

Hadas Garoosi, Adv.

Shmulik Cohen, Adv.

Izhak Lax, Adv.

Eyal Globus, Adv.

Amit Moshe Cohen, Adv.

Shahar Noah, Adv. (Tax advisor)

Amichai Nitzan Tzidkiyahu, Adv. (CPA)

Igal Rosenberg, Adv.

Sagiv Bar Shalom, Adv.

Avi Omrad, Adv.

Ori Perel, Adv.

Shai Pnini, Adv.

Jonathan Friedland, Adv. ***

Tali Pery, Adv.

Tsvia shiff, Adv.

Rachel Don Yehia, Adv.

Sandrine Dray, Adv. Mediator & Notary****

Nahi Hamud, Adv.

Yair Messalem, Adv.

Maayan Peled, Adv.

Ehud Kremer. Adv.

Liav Menachem, Adv. Notary & Mediator

Dana Oron Almog, Adv.

Lilach Cohen-Shamir, Adv.

Israel Asraf, Adv. & Notary

Shay Almakies, Adv. & Notary

Gali Ganoni, Adv.

Odelia Cohen-Schondorf, Adv.

Yana Shapiro Orbach, Adv.

Inbal Rachamim Avital, Adv.

Nidal Siaga, Adv.

Moran Ovadia, Adv.

Sonny Knaz, Adv.

Racheli Levi, Adv.

Liron Tery, Adv.

Bat-El Ovadia, Adv.

Aharon Eitan, Adv.

Rania Elime, Adv.

Yair Seindlis, Adv.

Ronit Rabinovich, Adv.

Mor Rozenson, Adv.

Iris Borcom, Adv.

Omri Alter, Adv.

Inbal Naim, Adv.

Ariel Regev, Adv.

Yonatan Gamarnik, Adv.

Ben Mugraby, Adv.

Liran Aharoni, Adv.

Shirli Shlezinger, Adv.

Eran Lasker, Adv.

Michael Misul , Adv.

Jacob Bayarsky, Adv.

Matan Hemo, Adv.

Tamir Shenhav, Adv.

Or Nass, Adv.

Nina Aharonov, Adv.

Omer Katzir, Adv. & economist

Adi Barnes, Adv.

Hila Naor, Adv.

Noy Keren, Adv.

Felix Naftaliev, Adv.

Lipaz Elimelch-Karni, Adv.

Eli Hirsch, Adv.

Dov Alter, Adv.

Monica kevorkian karawani, Adv.

Shahaf Zuker, Adv.

Shlomi Cohen, Adv.

Vered Rosenblit, Adv.

Alexey Kvaktoun, Adv.

Lior Valzman Haimovich, Adv.

Elinor Yaakobi, Adv.

Oran Bukelman, Adv.

Israel Kaluska Adv.

Dor Elkrif; Adv.

Keren Eilat; Adv.

Oria Haim, Adv.

Hadar Raz, Adv.

Lior Kreshes, Adv.

Eli Kulas. Adv. Notary & Mediator – Of Counsel

Eli Chenchinski, Adv. - Of Counsel

Yaacov Wagner, Senior judge (retired), Adv.- L.L.M, Mediator & Arbitrator- Of Counsel

To: SaverOne 2014 Ltd. Em Hamoshavot Rd. 94 Petah Tikvah, Israel Re: Registration Statement on Form F-1 Ladies and Gentlemen:	Haifa, May 2, 2022

We have acted as Israeli counsel to SaverOne 2014 Ltd., (the “Company”), an Israeli company, in connection with the registration by the Company of up to an aggregate amount of $30,834,375 (including in connection with an over-allotment option granted to the underwriters as set forth below) of (i) units, each consisting of (a) one American Depositary Share (each, an “ADSs”), each ADS representing three ordinary shares, no par value per share, of the Company (the “Ordinary Shares”), (b) one warrant to purchase one ADS (each a “Warrant”); (ii) pre-funded units, each consisting of (a) one pre-funded warrant to purchase one ADS (the “Pre-Funded Warrant”), and (b) one Warrant; and (iii) warrants to purchase ADSs (the “Representative’s Warrants,”) issuable to the underwriter; and (iv) ADSs underlying the Warrants, Pre-Funded Warrants and Representative’s Warrants (collectively, the “Securities”). The Securities are being registered by the Company in connection with an underwritten public offering of the Company (the “Offering”). In connection with this opinion, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of registration statement on Form F-1 (Registration Statement No. 333- 263338) (the “Registration Statement”) filed by the Company with the United States Securities and Exchange Commission (the “SEC”) and as to which this opinion is filed as an exhibit, the exhibits to the Registration Statement including the form of Underwriting Agreement between the Company and the underwriter listed therein, copies of the Company’s articles of association, resolutions of the Company’s Board of Directors (the “Board”) which have heretofore been approved and relate to the Offering, and such statutes, regulations corporate records, documents, certificates and such other instruments that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed

In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the corporate records, documents, certificates and instruments we have reviewed; (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof; and (v) the legal capacity of all natural persons.

We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction than the State of Israel.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) upon payment to the Company of the consideration in such amount and form as shall be determined by the Board or by an authorized committee thereof, the Ordinary Shares underlying the ADSs, when issued and sold in the Offering as described in the Registration Statement, will be duly and validly issued, fully paid and non-assessable, and (ii) the Ordinary Shares underlying the ADSs to be issued upon the exercise of the Warrants, Pre-Funded Warrants and Representative’s Warrants, when issued and sold by the Company and delivered by the Company against receipt of the exercise price therefor as shall be determined by the Board or an authorized committee thereof, in accordance with and in the manner described in the Registration Statement and the Warrants, Pre-Funded Warrants and the Representative’s Warrants, will be validly issued, fully paid and non-assessable, and in each case, including any additional Ordinary Shares underlying ADSs (also including Ordinary shares underlying the Warrants, Pre-Funded Warrants and Representative’s Warrants) registered pursuant to Rule 462(b) under the United States Securities Act of 1933, as amended (the “Securities Act”).

We hereby consent to the filing of this opinion as an exhibit to the Company’s Registration Statement and to the use of our name wherever it appears in the Registration Statement. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Securities Act, or the rules and regulations of the SEC issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

We further consent to the incorporation by reference of this letter and consent into any registration statement filed pursuant to Rule 462(b) under the Securities Act with respect to the Ordinary Shares.

Very truly yours,
/s/ Doron, Tikotzky, Kantor, Gutman, Nass, Amit Gross & Co
Advocates & Notaries

Jan Robinsohn, M.Jur. Adv. & Notary - Of Counsel *****

Giora Amir (1928-2020)

* Member of the New York State Bar

** Member of the Law Society in

England & Wales

***Member of the Bar, Israel and New York; Consular

Agent and Honorary Consul of the United States

of America (Ret.)

**** Accredited by the consulate of France

***** Honorary Consul Of The Republic

Of Poland (ret.)

mail@dtkgg.com www.dtkgg.com

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